                                                                    EXHIBIT 21.1

                               AMH HOLDINGS, INC.

                         SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary                                Jurisdiction
------------------                                ------------

Associated Materials Incorporated                 Delaware, United States

Alside, Inc.                                      Delaware, United States

Gentek Holdings, Inc.                             Delaware, United States

Gentek Building Products, Inc.                    Delaware, United States

Gentek Building Products Limited                  Ontario, Canada